                                  EXHIBIT 99.1

Schedule of computation of ratio of earnings to fixed charges of The Kroger Co. and consolidated subsidiary companies for the five fiscal years ended January 29, 2000 and for the two quarters ended August 12, 2000 and August 14, 1999.


                                   Two Quarters Ended                                 Fiscal Years Ended
                               -------------------------     -----------------------------------------------------------------------
                               August 12,     August 14,     January 29,    January 2,    December 27,   December 28,   December 30,
                                  2000           1999           2000           1999           1997           1996           1995
                               (28 weeks)     (28 weeks)     (52 weeks)     (53 weeks)     (52 weeks)     (52 weeks)     (52 weeks)
                               ----------     ----------     -----------    ----------    ------------   -------------  ------------
                                                                     (in millions of dollars)
Earnings:
  Earnings before tax
   expense (credit), and
   extraordinary loss........    $  551         $  453         $1,129         $  871         $  954         $  701         $  591

  Fixed charges..............       580            557          1,016          1,038            679            595            596
  Capitalized interest.......        (3)            (3)            (5)            (9)           (10)           (12)           (11)
                                 ------         ------         ------         ------         ------         ------         ------
                                 $1,128         $1,007         $2,140         $1,900         $1,623         $1,284         $1,176
                                 ======         ======         ======         ======         ======         ======         ======

Fixed charges:
  Interest...................    $  364         $  345         $  644         $  654         $  397         $  361         $  369
  Portion of rental
   Payments deemed
   to be interest............       216            212            372            384            282            234            227
                                 ------         ------         ------         ------         ------         ------         ------
                                 $  580         $  557         $1,016         $1,038         $  679         $  595         $  596
                                 ======         ======         ======         ======         ======         ======         ======

Ratio of earnings to
  fixed charges..............       1.9            1.8            2.1            1.8            2.4            2.2            2.0
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